                                                                     EXHIBIT 2.4

                                                                  EXECUTION COPY

                                SECOND AMENDMENT

                  SECOND AMENDMENT, dated as of December 18, 2003 (this "Amendment"), to the Receivables Transfer Agreement, dated as of December 20, 2001, as amended and restated as of September 24, 2002 (as further amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among Collins & Aikman Products Co. ("C&A"), Carcorp, Inc. (the "Transferor"), the conduit purchasers party thereto from time to time (the "CP Conduit Purchasers"), the committed purchasers party thereto from time to time (the "Committed Purchasers": and, together with the CP Conduit Purchasers, the "Purchasers"), the funding agents party thereto from time to time (the "Funding Agents") and JPMorgan Chase Bank, as administrative agent (the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, C&A, the Transferor, the Purchasers, the Funding Agents and the Administrative Agent are parties to the Receivables Transfer Agreement; and

                  WHEREAS, C&A and Carcorp have requested, and the Required Committed Purchasers have consented to, certain modifications as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1. Defined Terms. Terms defined in the Receivables Transfer Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Receivables Transfer Agreement.

                  2. Amendment to Section 2.03 of the Receivables Transfer Agreement. Paragraph (c) of Section 2.03 of the Receivables Transfer Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

                  "(c)     Transferred Interest Held by the Committed Purchasers
         Prior to the Termination Date. With respect to any portion of the Transferred Interest which is owned by or transferred to a Committed Purchaser pursuant to this Agreement or an Asset Purchase Agreement prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of at least three (3) Business Days, and such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by any Committed Purchaser, the Tranche applicable thereto shall be, at the Transferor's sole option, either a BR Tranche or a Eurodollar Tranche. Notwithstanding the foregoing, upon the occurrence of the Redwood Termination Event, and for so long as GE Capital is the only Committed Purchaser hereunder that owns any portion of the Transferred Interest or has outstanding Net Investment, the Tranche Period applicable to GE Capital's portion of the Net Investment shall be the GECC Tranche Period, and such Tranches with respect to GE Capital's Net Investment shall be GECC Tranches; provided, that if GE Capital ceases to be the only Committed Purchaser that owns a portion of the Transferred Interest or who has outstanding Net Investment, the foregoing proviso shall cease to apply and pricing for GE Capital's portion of the Net Investment shall be determined in accordance with the first two sentences of this paragraph (c). The Transferor shall give the Administrative Agent and the Funding Agents with respect to the applicable Committed Purchasers irrevocable notice by telephone of the new Tranche Period (i) if the applicable Tranche is to be a Eurodollar Tranche, at least three (3) Business Days prior to the expiration of any then existing Tranche Period, and (ii) if the applicable Tranche is to be a BR Tranche or GECC Tranche, at least one
         (1) Business Day prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by the Committed Purchasers which is outstanding on the Termination Date shall end on the Termination Date."

                  3. Amendment to Schedule A of the Receivables Transfer Agreement. (a) Schedule A to the Receivables Transfer Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

                  "GECC CP Rate" shall mean (i) the latest month-end published rate for 30-day dealer commercial paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000), which normally appears in the "Money Rates" column of The Wall Street Journal or, in the event that The Wall Street Journal ceases publication of such rate, in such other publication of general circulation as GE Capital may, from time to time, designate in writing, or (ii) if such rate is not determinable pursuant to clause (i) hereof, such rate as GE Capital may, from time to time, designate in writing.

                  "GECC Tranche" shall mean a Tranche as to which Discount is calculated at the GECC CP Rate plus the margin set forth in the definition of "Tranche Rate".

                  "GECC Tranche Period" shall mean, with respect to a GECC Tranche, each Settlement Period; provided, that on or after the Termination Date, GE Capital shall select all GECC Tranche Periods.

                  (b) Schedule A to the Receivables Transfer Agreement is hereby further amended by deleting the following defined terms contained therein in their entirety and substituting in lieu thereof the following:

                  "Tranche Period" shall mean a CP Tranche Period, a BR Tranche Period, a Eurodollar Tranche Period or a GECC Tranche Period, as applicable.

                  "Tranche Rate" shall mean the CP Rate, the Base Rate, the Eurodollar Rate or the GECC CP Rate, as applicable, plus, (a) in the case of the Base Rate or the Eurodollar Rate, the Applicable Margin and
         (b) in the case of the GECC CP Rate, 2.25%.

                  4. Effectiveness. This Amendment shall become effective as of December 1, 2003 when the Administrative Agent shall have received counterparts hereof duly executed by the Transferor, C&A and the Required Committed Purchasers; provided, that if the Administrative Agent does not receive such counterparts on or prior to December 31, 2003, this Amendment shall then become effective on the date such counterparts are received.

                  5. Representations and Warranties. Each of the C&A and the Transferor hereby represent and warrant that each of the representations and warranties made by it in or pursuant to the Receivables Transfer Agreement shall be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof (unless such representations and warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  6. Continuing Effect of Receivables Transfer Agreement. This Amendment shall not be construed as a waiver or consent to any further or future action on the part of C&A or the Transferor that would require a waiver or consent of the Funding Agents and the Required Committed Purchasers. Except as amended hereby, the provisions of the Receivables Transfer Agreement are and shall remain in full force and effect.

                  7. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                             CARCORP, INC., as Transferor

                             By: /s/ Robert A. Krause
                                 -------------------------------------------
                                 Name: Robert A. Krause
                                 Title: Vice President and Treasurer

                             COLLINS & AIKMAN PRODUCTS CO., individually
                                and as Collection Agent

                             By: /s/ Robert A. Krause
                                 -------------------------------------------
                                Name: Robert A. Krause
                                Title: Vice President and Treasurer

JPMORGAN CHASE BANK, as
Administrative Agent and as Committed
Purchaser

By: /s/ BRADLEY SCHWARTZ
    ---------------------------------
    Name: BRADLEY SCHWARTZ
    Title: Managing Director

CDC FINANCIAL PRODUCTS INC., as
   Committed Purchaser

By:__________________________________
    Name:
    Title:

THE BANK OF NOVA SCOTIA, as
   Committed Purchaser

By: _________________________________
    Name:
    Title:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Committed Purchaser

By: ________________________________
    Name:
    Title: Duly Authorized Signatory

JPMORGAN CHASE BANK, as
Administrative Agent and as Committed
Purchaser

By: _________________________________
    Name:
    Title:

CDC FINANCIAL PRODUCTS INC., as
  Committed Purchaser

By: /s/ Kathy Lynch
    ---------------------------------
    Name: Kathy Lynch
    Title: Director

THE BANK OF NOVA SCOTIA, as
  Committed Purchaser

By: _________________________________
    Name:
    Title:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Committed Purchaser

By: _________________________________
    Name:
    Title: Duly Authorized Signatory

JPMORGAN CHASE BANK, as
Administrative Agent and as Committed
Purchaser

By: _________________________________
    Name:
    Title:

CDC FINANCIAL PRODUCTS INC., as
  Committed Purchaser

By: _________________________________
    Name:
    Title:

THE BANK OF NOVA SCOTIA, as
  Committed Purchaser

BY: /s/ J. A. EDWARDS
    ---------------------------------
    Name: J. A. EDWARDS
    Title: Managing Director

GENERAL ELECTRIC CAPITAL
CORPORATION, as Committed Purchaser

By: _________________________________
    Name:
    Title: Duly Authorized Signatory

JPMORGAN CHASE BANK, as
Administrative Agent and as Committed
Purchaser

By: _________________________________
    Name:
    Title:

CDC FINANCIAL PRODUCTS INC., as
  Committed Purchaser

By: _________________________________
    Name:
    Title:

THE BANK OF NOVA SCOTIA, as
  Committed Purchaser

By: _________________________________
    Name:
    Title:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Committed Purchaser

By: /s/ David A. Ernst
    ---------------------------------
    Name: David A. Ernst
    Title: Duly Authorized Signatory